Exhibit 10.2

AMENDMENT TO KIM NIEDERMAN

TRANSITION AND SEPARATION AGREEMENT

This Amendment is entered into as of January 25, 2006, by and between Polycom, Inc. (the “Company”) and Kim Niederman (“Employee”). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Transition and Separation Agreement between the Company and Employee dated August 25, 2005.

WHEREAS, Employee and the Company entered into a Transition and Separation Agreement dated August 25, 2005 (the “Separation Agreement”); and

WHEREAS, Employee and the Company hereby desire to amend the Separation Agreement in the manner described below.

NOW, THEREFORE, for the consideration set forth herein, the Company and the Employee agree to amend the Separation Agreement, effective as of January 25, 2006, as follows:

1.	The preamble containing the definition of the term “Termination Date” shall be amended to read in its entirety as follows:

“Employee will tender his resignation from employment with the Company in connection with the Company’s restructuring to be effective on the last business day of the quarter in which the start date of Employee’s replacement occurs (the “Termination Date”), and the Company has accepted that resignation;”

2.	Section 1(b) shall be amended to read in its entirety as follows:

“Quarterly Bonus. Until the Termination Date, Employee is eligible to receive four quarterly bonuses in the amount of $50,000 each, less applicable withholdings, if the Company meets its revenue targets of [***] for the third quarter of 2005; [***] for the fourth quarter of 2005; [***] in [***], [***] in [***] and [***] in [***] for the first quarter of 2006; and [***] in [***], [***] in [***] and [***] in [***] for the second quarter of 2006, in each case payable within thirty (30) days following the end of the respective quarter.”

3.	The first sentence of Section 2 shall be amended to read in its entirety as follows:

“Company Devices. After the Termination Date, the Company shall allow Employee to keep his Company-issued mobile phone, assigned telephone number, laptop and PDA (respectively the “Company Devices”), pursuant to the Company’s policy.”

[***] Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

4.	Section 6(a) shall be amended to read in its entirety as follows:

“Termination Without Cause or Termination for Good Reason prior to Termination Date. If Employee’s employment is terminated by the Company before the Termination Date, either without Cause or by Employee for Good Reason, Employee will receive all compensation and benefits as contemplated under this Agreement and the Supplemental Agreement until the last day of the quarter in which the employment start date of Employee’s replacement occurs; provided, however, Employee must comply with this Agreement, including signing and not revoking the Supplemental Agreement.”

5.	To the extent not expressly amended hereby, the Separation Agreement remains in full force and effect.

6.	This Amendment and the Separation Agreement, including without limitation Section 24 thereof, represent the entire agreement and understanding between the Company and Employee concerning Employee’s employment relationship with the Company and subsequent termination of employment with the Company, and supersede and replace any and all prior agreements and understandings concerning Employee’s employment relationship with the Company.

IN WITNESS WHEREOF, this amendment has been entered into as of the date first set forth above.

EMPLOYEE:	POLYCOM, INC.

/s/ Kim Niederman	/s/ Gary Zieses
Kim Niederman	By:	Gary Zieses
	Title:	Vice President, Human Resources